Exhibit 21(a)


          Subsidiaries of Illinova Corporation and Illinois Power Company



                                                        State or Jurisdiction
Name                                                       of Incorporation
----                                                      -------------------

Illinova Corporation                                            Illinois
     Illinois Power Company                                     Illinois
          IP Gas Supply Company                                 Illinois
          Illinois Power Fuel Company (1)                       Illinois
          Electric Energy, Inc. (2)                             Illinois
          Illinois Power Capital, L.P. (3)                      Delaware
          Illinois Power Financing I                            Delaware
     Illinova Generating Company                                Illinois
          IPG Canfield Co.                                      Illinois
          IPG Dominguez Co.                                     Illinois
          IPG Eastern, Inc.                                     Illinois
          IPG Ferndale, Inc.                                    Illinois
          IPG Frederickson, Inc.                                Illinois
          IGC Solutions, Inc.
               (formerly IPG LAP Cogen, Inc.)                   Illinois
          IPG Panorama Co.                                      Illinois
          IPG Paris, Inc.                                       Illinois
          IPG Western, Inc.                                     Illinois
          IGC Acquisition Co.
               (formerly IPG Aztec Co.)                         Illinois
          IGC Brazos, Inc.                                      Illinois
          IGC Development Company                               Illinois
          IGC International, Inc.                               Cayman Islands
          IGC Sub Co., Inc.                                     Illinois
          ICG White Oak Energy Investors, Inc.                  Illinois
          ECI Energy, Ltd. (4)                                  Delaware
          North American Energy Services Co. (5)                Washington
          IGC ELCO Partnership, LLC (6)                         Cayman Islands
          IGC Aguaytia Partners, LLC (7)                        Cayman Islands
          IGC Jamaica Partnership, LLC (8)                      Cayman Islands
          IGC International II, Inc.                            Cayman Islands
          IGC Flores Partnership, LLC (9)                       Cayman Islands
          IGC Flores Partnership II, LLC (10)                   Cayman Islands
          FIG Leasing International, LLC (11)                   Cayman Islands
          Simms International, Ltd. (12)                        New York
     Illinova Power Marketing, Inc.                             Delaware
          Tenaska Marketing Ventures (13)                       Nebraska



(1) Illinois Power Company owns 50% of the common stock of Illinois Power Fuel Company.

(2) Illinois Power Company owns 20% of the common stock of EEI.

(3) Illinois Power Company is the general partner in Illinois Power Capital, L.P., with a 3% equity ownership share. Illinois Power Capital is consolidated in the accounts of Illinois Power Company.

(4) Illinova Generating Company owns 47.5% of the voting common stock of ECI Energy, Ltd..

(5) Illinova Generating Company owns 50% of the common stock of North American Energy Services Company.

(6)  Illinova Generating Company owns 1% and IGC
     International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% of ELCO
     Partnership LLC.

(7)  IGC International, Inc. (a wholly-owned subsidiary of
     Illinova Generating Company) owns 99% and IGC
     International II, Inc. (a wholly-owned
     subsidiary of Illinova Generating Company) owns 1% of IGC Aguaytia Partners, LLC.

(8)   IGC International, Inc. (a wholly-owned subsidiary of
      Illinova Generating Company) owns 99% and IGC
      International II, Inc. (a wholly-owned
      subsidiary of Illinova Generating Company) owns 1% of IGC Jamaica Partnership, LLC.

(9)   IGC International, Inc. (a wholly-owned subsidiary of
      Illinova Generating Company) owns 99% and IGC
      International II, Inc. (a wholly-owned
      subsidiary of Illinova Generating Company) owns 1% of IGC Flores Partnership, LLC.

(10)  IGC International, Inc. (a wholly-owned subsidiary of
      Illinova Generating Company) owns 99% and IGC
      International II, Inc. (a wholly-owned
      subsidiary of Illinova Generating Company) owns 1% of IGC Flores Partnership II, LLC.

(11)  IGC Flores Partnership, LLC (a subsidiary of IGC
      International,Inc. and IGC International II,
      Inc.) owns 50% and IGC Flores Partnership II,
      LLC (a subsidiary of IGC International Inc. and
      IGC International II, Inc.) owns 50% of FIG Leasing
      International, LLC.

(12) IGC International II, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 100% of Simms
      International, Ltd..

(13) Illinova Power Marketing, Inc. owns 50% of the equity of Tenaska Marketing Ventures.